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 2  Forward-Looking Statements  This presentation contains forward-looking statements of Trinity Capital Corporation (“Trinity” or “the Company”) within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Actual results could differ materially from the results indicated in this presentation because of risks and uncertainties, known or unknown (many of which are beyond the Company’s control), including those described in Item 1A “Risk Factors” in the Company’s Annual Report on Form10-K for the year ended December 31, 2017. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. All subsequent written and oral forward-looking statements made during this presentation attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. You should not place undue reliance on any such forward looking statements. All statements in this presentation, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update or revise any statement in light of new information or future events, except as required by law.

 3  Jim Goodwin

 4  Bob Worcester

 5  Gregg Antonsen

 6  Jim Deutsch

 7  John S. Gulas

 8  Jeffrey Howell

 9  Tom Hubbard

 10  Leslie Nathanson Juris

 11  Art Montoya

 12  Tony Scavuzzo

 13  Charlie Slocomb

 14  Experienced Management Team  Name  Title  Years of Experience  Year started with LANB  John S. Gulas  President & Chief Executive Officer  35  2014  Tom Dolan  EVP, Chief Financial Officer  36  2017  Eddie Ho  EVP, Chief Information Officer, Chief Operating Officer  40  2014  Joe Martony  EVP, Chief Risk Officer  31  2016  Stan Sluder  EVP, Chief Lending Officer & Director of Sales  29  2015  Tom Lilly  EVP, Chief Credit Officer  26  2013  Liddie Martinez   SVP, Market President, Los Alamos  28  2016  Dion Silva  SVP, Market President, Santa Fe  17  2001

 15  2017 - Continuing Our Recovery & Executing Our Business Plan  Building Stakeholder Value

 16  2017 Achievements  Enhance the Control Environment  Released from OCC Consent Order in November 2017Released from Federal Reserve Written Agreement in February 2018Timely filed all SEC reportsRemediated all material weaknesses in financial reporting

 17  2017 Achievements  Continue Credit Improvement  Non-performing loans reduced from $21.5 million at 12/31/16 to $12.6 million at 03/31/18Allowance coverage ratio* of 1.59% at 03/31/18  * Allowance coverage ratio = total allowance for loan losses / total gross loans

 18  2017 Achievements  Improve Efficiency  Non-interest expense was reduced from $13.9 million for the three months ended 3/31/17 to $9.8 million for the three months ended 03/31/18

 19  2017 Achievements  Execute Business Development Strategies  Trinity’s common stock was listed on OTCQX under the symbol “TRIN”Relocated Albuquerque office to a prominent location with a new branch designHired experienced, quality commercial lendersBeginning to see strong loan growth in all markets in Q1 2018Completed successful $10 million Rights Offering in NovemberPaid off a $10.3 million portion of high cost trust preferred securities in March 2018

 20  2017 Achievements  Superior Service Culture  Added new control structure to improve service deliveryNamed Eddie Ho head of operations and retail deliveryImplemented Key Performance Indicators and Service Level Agreements

 21  Trinity Capital Corporation & SubsidiariesConsolidated Results(Dollars in thousands)

 22     Trinity Capital Corporation & SubsidiariesConsolidated Balance Sheet(Dollars in thousands)

 23     Trinity Capital Corporation & SubsidiariesConsolidated Income Statement(Dollars in thousands)

 24    7.00%  4.00%  8.50%  10.50%  CET1  Leverage  Tier 1  Total Capital    Buffered Risk Based Capital Ratios Required Under Basel III Rules  All banks have until January 1, 2019 before the Capital Conservation Buffer is fully phased in. We satisfy the new minimums and the totally phased in buffered ratios as of 03/31/18.  Consolidated Capital Position as of 03/31/18

 25  TRIN Market Performance

 26  Building Stakeholder Value  Executing 2018 Business Plan